SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **MERIDIAN ACQUISITION CORPORATION**, did on April 25, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 25, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070284901-63
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/25/2007 9:08 AM
	Entity Number E0289692007-9

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	MERIDIAN ACQUISITION CORPORATION
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	RESIDENT AGENTS OF NEVADA, INC. (Name) 711 S. CARSON STREET, STE 4 ((MANDATORY) Physical Street Address), CARSON CITY (City), Nevada 89701 (Zip Code) (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 150,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. HARRY J. ORFANOS (Name) 4666 MISSION AVENUE, STE 1 (Street Address), SAN DIEGO (City), CA (State), 92116 (Zip Code) 2. NICHOLAS LAHANAS (Name) 3709 BAMBOO CT. (Street Address), CONCORD (City), CA (State), 94519 (Zip Code) 3. (Name) Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: ANY LAWFUL BUSINESS ACTIVITY
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Sandra L. Miller (Name) — X [signature] (Signature) 711 S. CARSON STREET, STE 4 (Address), CARSON CITY (City), NV (State), 89701 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — Authorized Signature of R. A. or On Behalf of R. A. Company — 4-24-07 (Date)

This form must be accompanied by appropriate fees.

ADDITION TO ARTICLES OF INCORPORATION

OF

MERIDIAN ACQUISITION CORPORATION

Meridian Acquisition Corporation shall also have a class of Preferred Stock. This stock shall number 10,000,000 (Ten Million) shares, and have a par value of .002.

Additionally, Meridian Acquisition Corporation expressly elects not to be governed by NRS 78.411 to 78.444, inclusive.